Cardax Promotes David M. Watumull to COO;

Partially Restores Compensation Company-Wide

Actions Follow Achievement of Key Milestones Consistent with Strategy

NEWS PROVIDED BY

Cardax, Inc.

September 7, 2017

HONOLULU, September 7, 2017 /PRNewswire/ — Cardax, Inc. (OTCQB:CDXI) announced today that David M. Watumull has been promoted to Chief Operating Officer, reflecting his contribution to important company milestones and his expanded role in the execution of the Company’s business strategy going forward. His responsibilities include oversight of all operations related to sales and marketing, product development and manufacturing, finance, and administration.

In addition, the Company also reported today that based on the achievement of these milestones, with oversight of the Compensation Committee and consistent with relevant benchmarks, it has incrementally increased compensation levels company-wide from approximately 50% of its existing base compensation rates to approximately 75%. Compensation had been reduced in 2016 to conserve cash prior to the launch of its first product, ZanthoSyn®, the Company’s safe anti-inflammatory supplement for health and longevity.*

The compensation increase reflects the important milestones the Company has recently achieved as well as other factors, including the:

●	National expansion of ZanthoSyn across all US General Nutrition Corporation (“GNC”) corporate stores in the fall of 2017

●	Accelerating sales of ZanthoSyn at GNC stores in Hawaii

●	Strong physician acceptance of ZanthoSyn

●	Selection of CDX-085 as a top anti-aging prospect by the National Institutes of Health (“NIH”)

●	Financing of approximately $3.9 million in 2017 to-date

●	More than 10x increase in market capitalization since October 2016

“We congratulate David M. Watumull on his achievements. The entire Cardax team has made extraordinary contributions and sacrifices over the past couple years and we are proud of the progress the Company has made,” said Cardax Chairman, George W. Bickerstaff. “This partial restoration of pay is not only deserved but a prudent step to help ensure the continued execution of our business plan.”

These compensation changes apply to all Cardax employees, officers, and certain key contractors who are paid in cash and to the Company’s independent directors, who are paid in equity.

“The combination of these milestones and compensation adjustments provide a strong foundation as we ramp up the sales and marketing efforts for the GNC national expansion of ZanthoSyn and advance the development of CDX-085, our next generation astaxanthin dietary supplement,” added David G. Watumull, Cardax CEO.

About Cardax

Cardax devotes substantially all of its efforts to developing and commercializing safe anti-inflammatory dietary supplements and drugs. Cardax is initially focusing on astaxanthin, which is a powerful and safe naturally occurring anti-inflammatory without the side effects of currently marketed anti-inflammatories. The safety and efficacy of Cardax’s products have not been directly evaluated in clinical trials or confirmed by the FDA.

About ZanthoSyn®

ZanthoSyn is a physician recommended anti-inflammatory supplement for health and longevity that features astaxanthin with optimal absorption and purity. ZanthoSyn is sold online and in GNC stores. ZanthoSyn contains astaxanthin, which is Generally Recognized as Safe (GRAS) according to FDA regulations.

About Astaxanthin

Astaxanthin is a clinically studied compound with safe anti-inflammatory activity that supports joint health, cardiovascular health, metabolic health, liver health, and longevity.*

Media and Investors

Janice Kam

1-808-457-1400

press@cardaxpharma.com

Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

* These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease.

SOURCE Cardax, Inc.

Related Links

https://cardaxpharma.com

https://zanthosyn.com